UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2018

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-09761	36-2151613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2850 W. Golf Road, Rolling Meadows, Illinois		60008-4050
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (630) 773-3800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 15, 2018, the Board of Directors of Arthur J. Gallagher & Co. (the “Company”) approved amendments to the Company’s By-Laws, effective immediately, to include a new Section 2.9, which requires all director nominees to provide certain information relating to compensation and voting arrangements and compliance with the Company’s policies. The By-Law amendments also include a number of changes and clarifications to the provisions regarding (i) the conduct of stockholder meetings, to explicitly provide that the chairman of the meeting has authority to convene, adjourn and/or recess stockholder meetings (Sections 2.4 and 2.11), (ii) providing a list of stockholders, to align with updates to the Delaware statute that permits companies to use a third party to prepare a stock ledger (Section 2.5), (iii) advance notice requirements, largely to accommodate the new Section 2.9 (Section 2.10), (iv) the quorum for stockholder meetings, to explicitly cover the possibility of a recess (Section 2.11), (v) calling special meetings of the Board, to require a majority of the Board of Directors to request a special meeting (Section 3.7), (vi) rules and regulations governing Committee meetings (Section 3.11), (vii) officer elections, to provide timing flexibility (Section 5.2), (viii) stock certificates, to permit any two authorized officers to sign them (Section 6.1), (ix) the forum for adjudication of disputes, to clarify certain provisions (Article X), and (x) certain other minor technical and conforming changes throughout the By-Laws.

The foregoing description of the amendments to the By-Laws is qualified in its entirety by reference to the By-Laws, as amended and restated, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 15, 2018 (the “Annual Meeting”). At the Annual Meeting, three items were submitted to the Company’s stockholders. The items are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 23, 2018 (the “Proxy Statement”).

At the Annual Meeting, the Company’s stockholders (i) elected all ten director nominees, whose names appear below, to serve until the Company’s 2019 Annual Meeting of Stockholders, (ii) approved ratification of the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2018 (“Auditor Ratification”), and (iii) approved the Company’s named executive officers’ compensation (“Say on Pay”). The final voting results are set forth below:

Election of Directors	For	Against	Abstain	*Broker Non-Votes

Sherry S. Barrat	141,777,541	992,906	87,296	18,356,911

William L. Bax	135,342,654	7,422,033	93,056	18,356,911

D. John Coldman	142,291,013	475,189	91,541	18,356,911

Frank E. English, Jr.	141,246,554	1,521,286	89,903	18,356,911

J. Patrick Gallagher, Jr.	133,907,431	8,912,383	37,929	18,356,911

Elbert O. Hand	129,848,117	12,907,156	102,470	18,356,911

David S. Johnson	133,838,996	8,928,072	90,675	18,356,911

Kay W. McCurdy	137,464,547	5,307,768	85,428	18,356,911

Ralph J. Nicoletti	141,301,327	1,455,560	100,856	18,356,911

Norman L. Rosenthal	137,639,185	5,116,608	101,950	18,356,911

Auditor Ratification	150,922,112	10,212,015	80,527	—

Say on Pay	139,148,296	3,447,630	261,817	18,356,911

*	Broker non-votes represent shares held by broker nominees for beneficial owners that were not voted with respect to a non-routine proposal because the broker nominee did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares. If a broker does not receive voting instructions from the beneficial owner, a broker may vote on routine matters, such as the ratification of the Independent Registered Public Accounting Firm, but may not vote on non-routine matters. Broker non-votes are counted for the purpose of determining the presence of a quorum but are not counted for the purpose of determining the number of shares entitled to vote on non-routine matters such as the election of directors and the advisory say-on-pay vote.

Item 7.01.	Regulation FD Disclosure.

The slides containing information presented at the Annual Meeting are furnished as Exhibit 99.1 to this report. This exhibit may also be accessed at the Company’s website (www.ajg.com) under the heading Investor Relations.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated By-Laws of Arthur J. Gallagher & Co.

99.1	Slides presented at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur J. Gallagher & Co.

Date: May 15, 2018	/s/ WALTER D. BAY
Walter D. Bay Vice President, General Counsel and Secretary